CONTACT:
Barry H. Bass
Chief Financial Officer
(301) 986-9200

bbass@first-potomac.com

First Potomac Realty Trust
7200 Wisconsin Avenue
Suite 310
Bethesda, MD 20814

www.first-potomac.com

FOR IMMEDIATE RELEASE

FIRST POTOMAC REALTY TRUST REPORTS
CONTINUED STRONG RESULTS

First Quarter 2005 Highlights:

•	Reports FFO of $0.36 per share compared to $0.24 for the same period in 2004

•	Same-property NOI increases 9% over prior-year quarter

•	Portfolio occupancy increases to 94.2%

•	Completes acquisitions of $11.7 million in first quarter,$53.9 million through April 27, 2005

•	Issues second quarter FFO guidance of $0.37 to $0.39 per share

•	Declares dividend of $0.275 per share

BETHESDA, MD (April 27, 2005) – First Potomac Realty Trust (NYSE: FPO), a real estate investment trust that focuses on acquiring and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland, reported results for the three months ended March 31, 2005.

The Company’s net income for the first quarter of 2005 was $0.5 million, or $0.04 per diluted share, compared with a net loss of $0.2 million for the prior-year quarter. The Company’s funds from operations (FFO) for the quarter was $5.7 million, or $0.36 per diluted share, compared with $2.4 million, or $0.24 per diluted share during first quarter 2004. The Company’s FFO increased for the quarter due to the improved operating results of its existing portfolio and the positive impact from acquisitions.

The Company’s portfolio was 94.2% leased at March 31, 2005 compared to 89.7% leased at March 31, 2004. A list of the Company’s assets, as well as additional information regarding the Company’s results of operations can be found in the Company’s First Quarter 2005 Supplemental Financial Report, which is posted on the Company’s website (www.first-potomac.com).

Douglas J. Donatelli, chief executive officer of First Potomac Realty Trust, stated, “The first quarter of 2005 was another solid quarter for First Potomac as we continued to grow the company. We increased our FFO by 135% from the first quarter of 2004, a 50% increase on a per share basis. Our portfolio is performing well as our occupancy, rental rates and same-property NOI continue to increase, and we are continuing to find opportunities to expand our portfolio through acquisitions. So far this year, we have completed three separate acquisitions, totaling 572,000 square feet, for $54 million. Each acquisition fits our strategy of acquiring well-located industrial and flex properties in our Southern Mid-Atlantic markets. We have also been managing our balance sheet to ensure that we continue to have the flexibility to execute our business plan. To that end, we completed the sale of approximately 2 million shares of common stock, which generated net proceeds of $45 million. The strength of our markets and our strong capital position set us up well for the next phase of our growth.”

1 of 7

Recent Acquisitions

Reston Business Campus (12320, 12330, 12340 & 12350 Pinecrest Road, Reston, Virginia) – On March 18, 2005, the Company acquired a four-building, 83,000-square-foot flex property in Reston, Virginia, for $11.7 million. The property was 92% leased to six tenants. The acquisition was funded with borrowings under the Company’s revolving credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.5% on the purchase price.

1400 Cavalier Boulevard (Chesapeake, Virginia) – On April 8, 2005, the Company acquired a 300,000-square-foot industrial property in Chesapeake, Virginia, for $13.2 million. The property was 94% leased to eight tenants. The acquisition was financed with borrowings under the Company’s revolving credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.0% on the purchase price.

Enterprise Center (15100 & 15120 Enterprise Center Court, and 4100 & 4120 Lafayette Center Drive, Chantilly, Virginia) – On April 14, 2005, the Company acquired a four-building, 189,116-square-foot flex property in Chantilly, Virginia for $29.0 million. The flex property is situated on approximately 16.7 acres in the Lafayette Business Park in Fairfax County. The property was 90% leased to ten tenants. The acquisition was financed, in part, by the assumption of $17.9 million of existing debt maturing in 2010 at an interest rate of 8.0%; the balance of the acquisition cost was funded with borrowings under the Company revolving credit facility. The acquisition is expected to generate a first-year cash NOI return of approximately 8.8% on the purchase price.

Other Transactions

On March 31, 2005 the Company sold 2,050,000 common shares of beneficial interest to RREEF America, L.L.C. for $21.95 per share. The price represented a 1.9% discount to the closing price of the Company’s common shares on March 25, 2005 and generated net proceeds of approximately $44.9 million.

Financial Structure

At March 31, 2005, the Company’s debt to total market capitalization ratio was 39.9% based upon the Company’s closing stock price of $22.85. The interest coverage ratio for the quarter was 2.3 times and the fixed charge coverage ratio was 1.9 times compared with 2.4 and 2.0 times, respectively, for the quarter ended December 31, 2004.

Of the $267.9 million of debt outstanding at March 31, 2005, $232.4 million was fixed-rate debt with a weighted average interest rate of 6.0% and a weighted average maturity of 4.6 years. The remaining $35.5 million was floating-rate debt with a weighted average interest rate of 5.1% and a weighted average maturity of 1.4 years. Of this amount, $10.0 million represented borrowings on the Company’s revolving line of credit.

Dividends

On April 19, 2005, the Company declared a dividend of $0.275 per common share for the first quarter ended March 31, 2005. The dividend will be paid on May 10, 2005, to shareholders of record on April 30, 2005. The amount represented the fifth consecutive increase in the Company’s quarterly dividend.

2 of 7

Earnings and FFO Guidance

The Company issued guidance for the second quarter ending June 30, 2005 and expects to report FFO per diluted share of $0.37 to $0.39 and net income per diluted share of $0.06 to $0.07. The Company modified its guidance for 2005 FFO to $1.60 to $1.68 per diluted share and net income of $0.27 to $0.32 per diluted share. The following presents a reconciliation of net income per diluted share to FFO per diluted share:

Guidance Range for Second Quarter 2005	Low Range	High Range
Earnings per diluted share	$0.06	$0.07
Real estate depreciation and minority interest per diluted share	0.31	0.32

Funds from operations per diluted share	$0.37	$0.39

Guidance Range for 2005	Low Range	High Range
Earnings per diluted share	$0.32	$0.34
Real estate depreciation and minority interest per diluted share	1.28	1.34

Funds from operations per diluted share	$1.60	$1.68

Barry H. Bass, the Company’s chief financial officer, commented, “We anticipate continued strong growth in our FFO as our property fundamentals continue to improve and as recent and anticipated acquisitions begin to add to our bottom line. We have revised our FFO per share guidance for 2005 slightly downward to reflect the sooner-than-forecasted equity issuance and an increase in our G&A expense, primarily as a result of additional staffing. We now have the capital structure and organizational infrastructure in place to continue our growth for the foreseeable future. In addition, the equity raise, in conjunction with anticipated refinancings of our floating-rate mortgage debt, will mitigate the impact of rising short-term interest rates.”

Annual Meeting

The Company filed its definitive proxy statement with the SEC on April 8, 2005 and will hold its Annual Meeting of Shareholders on Friday, May 20, 2005, at 11:00 a.m. EDT at the offices of Hunton & Williams LLP, 1900 K Street, NW, 12th Floor, Washington, DC 20006 for shareholders of record on March 14, 2005.

Investor Conference Call and Webcast

First Potomac Realty Trust will host a conference call on Wednesday, April 27, 2005, at 1:00 p.m. EST to discuss first quarter results. The number to call for this interactive teleconference is (617) 801-9713. A replay of the conference call will be available through May 4, 2005, by dialing (617) 801-6888 and entering the confirmation number, 87776243.

The Company will also provide an online Web simulcast and rebroadcast of its 2005 first quarter conference call. The live broadcast of the call can be accessed from the Investor Info page of First Potomac’s web site, www.first-potomac.com, as well as www.streetevents.com and www.fulldisclosure.com on April 27, 2005, beginning at 1:00 p.m. EDT. The online replay will follow shortly after the call and continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning and operating industrial and flex properties in the Washington, D.C. metropolitan area and other major markets in Virginia and Maryland. The Company owns a 91-building portfolio totaling approximately 5.9 million square feet. The Company’s largest tenant is the U.S. Government, which leases approximately 687,000 square feet in the Company’s properties under 23 leases.

3 of 7

Non-GAAP Financial Measures

Funds from Operations – Funds from operations (“FFO”) represents net income (loss) before minority interest (computed in accordance with generally accepted accounting principles), including gains (or losses) from debt restructuring and excluding any gains or losses on the sale of property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. The Company considers funds from operations a useful additional measure of performance for an equity REIT because it facilitates an understanding of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful additional indication of its performance. The Company also considers funds from operations an appropriate supplemental performance measure given its wide use by investors and analysts. The Company computes funds from operations in accordance with standards established by the Board of Governors of NAREIT in it’s March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating funds from operations utilized by other equity real estate investment trusts (“REITs”) and, accordingly, may not be comparable to such other REITs. Further, funds from operations does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Funds from operations should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. The Company’s funds from operations calculations are reconciled to net income in the Company’s Consolidated Statement of Operations included in this release.

NOI –The Company defines net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements, and other income) less property and related expenses (property expenses, real estate taxes, and insurance). Management believes that NOI is a useful supplemental measure of the Company’s operating performance because it excludes general and administrative expenses, interest expense and depreciation and amortization thereby providing a performance measure of the revenues and expenses directly associated with owning and operating commercial real estate properties, and provides a prospective not immediately apparent from net income. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company’s NOI calculations are reconciled to total revenue and total operating expenses at the end of this release.

Same-Property NOI – The Company defines same-property NOI as NOI for the Company’s properties wholly owned during the entirety of the periods reported. The Company’s same-property NOI calculations are reconciled to NOI at the end of this release.

Forward Looking Statements

The forward-looking statements contained in this press release are subject to various risks and uncertainties. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, there can be no assurance that its expectations will be achieved. Certain factors that could cause actual results to differ materially from the Company’s expectations include changes in general or regional economic conditions; the Company’s ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; the Company’s ability to complete acquisitions on acceptable terms; and other risks detailed in the Company’s Annual Report on Form 10-K and described from time to time in the Company’s filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

4 of 7

FIRST POTOMAC REALTY TRUST
Consolidated and Combined Statements of Operations

	Three Months Ended March 31,
	2005	2004
	(unaudited)
Revenues:
Rental	$14,136,651	$6,526,445
Tenant reimbursements and other	2,291,587	987,014

Total revenue	16,428,238	7,513,459

Operating expenses:
Property operating	3,006,886	1,443,641
Real estate taxes and insurance	1,395,404	673,038
General and administrative	1,870,738	823,188
Depreciation and amortization	5,076,695	2,540,122

Total operating expenses	11,349,723	5,479,989

Operating income	5,078,515	2,033,470

Other expenses (income):
Interest expense	4,515,394	2,067,606
Interest and other income	(14,538)	(35,062)
Loss from early retirement of debt	—	212,250

Total other expenses	4,500,856	2,244,794

Income (loss) from continuing operations before minority interests and discontinued operations	577,659	(211,324)

Minority interests	(51,354)	29,451

Income (loss) from continuing operations	526,305	(181,873)

Income from discontinued operations	—	11,267

Net Income (loss)	526,305	(170,606)

Depreciation and amortization	5,076,695	2,540,122
Discontinued operations depreciation and amortization	—	64,789
Minority interests	51,354	(27,629)

Funds from operations (FFO)	$5,654,354	$2,406,676

Weighted average common shares outstanding – basic	14,238,112	8,634,000
Weighted average common shares outstanding – diluted	14,412,019	8,634,000
Income (loss) from continuing operations and net income (loss) per share – basic and diluted	$0.04	$(0.02)

Weighted average common shares and units outstanding – basic FFO	15,627,385	10,030,523
Weighted average common shares and units outstanding – diluted FFO	15,801,292	10,157,151
FFO per share and unit – basic and diluted	$0.36	$0.24

5 of 7

FIRST POTOMAC REALTY TRUST
Consolidated Balance Sheets

	March 31, 2005	December 31, 2004
	(unaudited)
Assets:
Rental property, net	$471,962,227	$463,936,562
Cash and cash equivalents	2,224,974	2,532,269
Escrows and reserves	7,994,682	6,301,465
Accounts and other receivables, net of allowance for doubtful accounts of $231,127 and $147,649, respectively	2,970,387	2,767,879
Accrued straight-line rents, net of allowance for doubtful accounts of $36,607 and $18,209 respectively.	2,634,159	2,309,576
Deferred costs, net	4,143,435	4,196,229
Prepaid expenses and other assets	3,371,080	2,023,823
Intangible assets, net	25,375,923	26,008,351

Total assets	$520,676,867	$510,076,154

Liabilities:
Accounts payable and accrued expenses	$3,225,058	$4,058,025
Accrued interest	1,185,822	799,974
Rents received in advance	1,901,573	1,744,022
Tenant security deposits	3,007,611	2,804,287
Line of credit	10,000,000	39,679,912
Mortgage loans	257,902,423	259,039,281
Deferred market rent	5,165,447	5,266,728

Total liabilities	282,387,934	313,392,229

Minority interests	18,681,196	18,991,052

Shareholders’ equity:
Common shares, $0.001 par value, 100,000,000 shares authorized: 16,266,671 and 14,154,000 shares issued and outstanding, respectively	16,267	14,154
Additional paid-in capital	254,350,937	209,268,156
Deficit	(34,759,467)	(31,589,437)

Total shareholders’ equity	219,607,737	177,692,873

Total liabilities and shareholders’ equity	$520,676,867	$510,076,154

6 of 7

FIRST POTOMAC REALTY TRUST
Net Operating Income (NOI)
Same-Property Analysis
(Unaudited)

	Three Months Ended March 31,
	2005	2004
Total revenue	$16,428,238	$7,513,459
Property operating expenses	3,006,886	1,443,641
Real estate taxes and insurance	1,395,404	673,038

NOI	12,025,948	5,396,780

Less: Non same-property NOI	(6,166,264)	—

Same-property(1) NOI – accrual basis	5,859,684	5,396,780
Straight-line revenue, net	(35,547)	(65,914)
Deferred market rental revenue	(57,702)	(102,196)

Same-property NOI – cash basis	$5,766,435	$5,228,670

Same-property NOI growth – accrual basis	8.6%
Same-property NOI growth – cash basis	10.3%

(1) Same properties for the periods compared include Plaza 500, Van Buren Business Park, 6600 Business Parkway, 13129 Airpark Road, 4200 and 4212 Technology Court, Newington Business Park Center, Crossways Commerce Center I, Crossways Commerce Center II, the Coast Guard Building, Rumsey Center, Snowden Center, Greenbrier Technology Center, Norfolk Business Center, Virginia Center, Interstate Plaza and Alexandria Corporate Park.

7 of 7